Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OCWEN FINANCIAL CORPORATION

(Exact name of issuer as specified in its charter)

Florida	65-0039856
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1661 Worthington Road
Suite 100
West Palm Beach, Florida	33409
(Address of Principal Executive Offices)	(Zip Code)

2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

Leah E. Hutton

Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

Ocwen Financial Corporation

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(561) 682-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley, Esq.

Cooley LLP

1333 2nd Street, Suite 400

Santa Monica, California 90401

(310) 883-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Ocwen Financial Corporation (“Registrant”, the “Company” or “we”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) with respect to 350,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) to be offered pursuant to the Ocwen Financial Corporation 2021 Equity Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 25, 2021 (Registration No. 333-256469), August 30, 2022 (Registration No. 333-267165), and May 23, 2023 (Registration No. 333-272155) except that provisions contained in Part II of such registration statements are modified as set forth herein.

PART I

INFORMATION REQUIRED IN

THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024;

(b)	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 from its definitive Proxy Statement on Schedule 14A, filed with the Commission on April 23, 2024;

(c)	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the Commission on May 2, 2024;

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 2, 2024 (as amended April 11, 2024), April 3, 2024 and May 28, 2024 (in each case only as to the information “filed” with the Commission thereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not information “furnished” thereunder); and

(e)	The description of the Company’s Common Stock contained in Exhibit 4.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 19, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of Common Stock registered hereby is passed on for the Company by Leah E. Hutton. Ms. Hutton is Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary of the Company and is compensated by the Company as an employee. Ms. Hutton is eligible to receive stock and other awards granted by the Company under the Plan.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Ocwen Financial Corporation 2021 Equity Incentive Plan, as amended (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 28, 2024 (Commission File No. 001-13219) and incorporated herein by this reference)

5.1	Opinion of Counsel (opinion re legality)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)

107.1	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of New Jersey, on May 28, 2024.

OCWEN FINANCIAL CORPORATION

By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Glen A. Messina and Sean B. O’Neil, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 28, 2024.

Name	Title

/s/ Glen A. Messina	Chair of the Board of Directors, President and Chief Executive Officer
Glen A. Messina	(Principal Executive Officer)

/s/ Sean B. O’Neil	Executive Vice President and Chief Financial Officer
Sean B. O’Neil	(Principal Financial Officer)

/s/ Francois Grunenwald	Senior Vice President and Chief Accounting Officer
Francois Grunenwald	(Principal Accounting Officer)

/s/ Alan J. Bowers	Director
Alan J. Bowers

/s/ Jenne K. Britell	Director
Jenne K. Britell

/s/ Jacques J. Busquet	Director
Jacques J. Busquet

/s/ Claudia J. Merkle	Director
Claudia J. Merkle

/s/ DeForest B. Soaries, Jr.	Director
DeForest B. Soaries, Jr.

/s/ Kevin Stein	Director
Kevin Stein